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                                                                      EXHIBIT 16


Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

May 3, 2002

Ladies and Gentlemen:

We have read Item 4 included in the Form 8-K dated May 3, 2002 of
Books-A-Million, Inc. to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein.

Very truly yours,

ARTHUR ANDERSEN LLP



By
    C. Matthew Lusco

lhs

Copy to:
Mr. Richard S. Wallington
Chief Financial Officer
Books-A-Million, Inc.